Exhibit 8.1
Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000	Richard W. Baskerville	Nancy S. Boyd	Alexander M. Johnson	Patents and Trademarks
DES MOINES, IOWA 50309-2510	Bruce Graves	James L. Pray	James S. Niblock	G. Brian Pingel
	Steven C. Schoenebaum	Brenton D. Soderstrum	Rebecca A. Brommel	Camille L. Urban
	Harold N. Schneebeck	Michael D. Treinen	Mark E. Roth	Adam W. Jones
TELEPHONE: (515) 242-2400	Paul D. Hietbrink	Scott L. Long	Tina R. Thompson
FACSIMILE: (515) 283-0231	William C. Brown	Ronni F. Begleiter	Brian M. Green
	Richard K. Updegraff	Miranda L. Hughes	Dustin D. Smith
	Paul E. Carey	Kelly D. Hamborg	Catherine C. Cownie
URL: www.ialawyers.com	Douglas E. Gross	William E. Hanigan	Erick D. Prohs
	John D. Hunter	Mary A. Ericson	Laura N. Martino
	James H. Gilliam	Barbara B. Burnett	Amy R. Piepmeier
	Robert D. Andeweg	Michael J. Green	Elizabeth A. Coonan
	Alice Eastman Helle	Michael A. Dee	Britney L. Schnathorst
	Michael R. Blaser	Danielle Dixon Smid	Sara L. Keenan
Offices in:	Thomas D. Johnson	Brian P. Rickert	Rebecca A. Reisinger
West Des Moines, Iowa	Christopher R. Sackett	Valerie D. Bandstra
Pella, Iowa	Sean P. Moore	Ann Holden Kendell		Walter R. Brown (1921-2000)

WRITER’S DIRECT DIAL NO.
(515) 242-2416 WRITER’S DIRECT FAX NO. (515) 323-8516 WRITER’S E-MAIL ADDRESS carey@ialawyers.com
[Effective Date of the Registration Statement], 2005
Board of Directors
E Energy Adams, LLC
510 Main St.
P.O. Box 49
Adams, NE 68301
Re: 2005 Registration Statement on Form SB-2
Dear Directors:
As counsel for E Energy Adams, LLC (the “Company”), we furnish the following opinion in connection with the proposed issuance by the Company of up to 5,810 of its membership interests (the “Units”).
We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of a Form SB-2 Registration Statement dated October 7, 2005 relating to that offering (the “Registration Statement”).
You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.
Based on the foregoing, all statements as to matters of law and legal conclusions contained in the Registration Statement under the heading “Federal Income Tax Consequences of Owning Our Units” reflect our opinion. That section of the Registration Statement is a general description of the principal federal income tax consequences that are expected to arise from the ownership and

October 7,2005

disposition of Units, insofar as it relates to matters of law and legal conclusions. That section also addresses all material federal income tax consequences to prospective unit holders of the ownership and disposition of units.
Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective as of the date of effectiveness of the Company’s Registration Statement. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.
An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is it an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.
We consent to the discussion in the Registration Statement of this opinion and the reference to our firm and the filing of this opinion as an exhibit to the registration statement.

Yours truly,

Paul E. Carey

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